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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Microsoft Corporation of our report dated July 16, 1998, (August 3, 1998, as to Subsequent Sale Note) incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1998.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
March 29, 1999